                             [KPMG LLP LETTERHEAD]

                          Independent Auditors' Consent

We consent to the use of our report dated December 7, 2001 for The Hartford Mutual Funds II, Inc. (formerly Hartford-Fortis Series Fund, Inc.) incorporated herein by reference and the references to our Firm under the headings "Financial Highlights" in Part A and "Independent Public Accountants" and "Financial Statements" in Part B of the Registration Statement.

                                        /s/ KPMG LLP

Minneapolis, Minnesota
February 24, 2004